               Report of Independent Registered Public Accounting
               Firm

To the Shareholders and Board of Directors of
The Universal Institutional Funds, Inc.

In planning and performing our audits of the financial statements of  The  Universal  Institutional Funds, Inc., (comprising,  Core
Plus  Fixed  Income Portfolio, Emerging Markets  Debt  Portfolio,
Emerging  Markets Equity Portfolio, Equity and Income  Portfolio,
Capital  Growth  Portfolio, Global Real Estate Portfolio,  Global
Franchise  Portfolio, Global Value Equity Portfolio,  High  Yield
Portfolio,  International Growth Equity Portfolio,  International
Magnum  Portfolio, Mid Cap Growth Portfolio, Small Company Growth
Portfolio,  U.S.  Mid  Cap  Value  Portfolio,  U.S.  Real  Estate
Portfolio,  and Value Portfolio) (the "Fund") as of and  for  the
year ended December 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we
considered   its  internal  control  over  financial   reporting,
including  controls over safeguarding securities, as a basis  for designing  our auditing procedures for the purpose of  expressing our  opinion on the financial statements and to comply  with  the requirements of Form N-SAR, but not for the purpose of expressing an  opinion  on the effectiveness of the Fund's internal  control
over  financial  reporting.   Accordingly,  we  express  no  such
opinion.

The  management  of the Fund is responsible for establishing  and maintaining effective internal control over financial  reporting.
In  fulfilling  this responsibility, estimates and  judgments  by management  are  required  to assess the  expected  benefits  and related  costs  of  controls. A company's internal  control  over financial  reporting is a process designed to provide  reasonable assurance  regarding the reliability of financial  reporting  and the preparation of financial statements for external purposes  in accordance  with  generally  accepted  accounting  principles.  A company's  internal  control  over financial  reporting  includes those policies and procedures that (1) pertain to the maintenance of  records  that,  in reasonable detail, accurately  and  fairly reflect  the transactions and dispositions of the assets  of  the company;  (2) provide reasonable assurance that transactions  are
recorded   as  necessary  to  permit  preparation  of   financial
statements  in  accordance  with  generally  accepted  accounting principles, and that receipts and expenditures of the company are being  made  only in accordance with authorizations of management
and   directors  of  the  company;  and  (3)  provide  reasonable
assurance   regarding   prevention   or   timely   detection   of
unauthorized  acquisition,  use or  disposition  of  a  company's assets  that  could  have  a material  effect  on  the  financial statements.

Because  of  its  inherent  limitations,  internal  control  over financial  reporting  may  not prevent or  detect  misstatements.
Also,  projections of any evaluation of effectiveness  to  future periods  are  subject  to  the  risk  that  controls  may  become inadequate  because of changes in conditions, or that the  degree of compliance with the policies or procedures may deteriorate.

A  deficiency in internal control over financial reporting exists when  the  design  or  operation of  a  control  does  not  allow management or employees, in the normal course of performing their assigned  functions,  to  prevent or detect  misstatements  on  a
timely  basis.  A  material  weakness  is  a  deficiency,  or   a
combination  of deficiencies, in internal control over  financial reporting,  such  that there is a reasonable possibility  that  a
material   misstatement  of  the  company's  annual  or   interim
financial  statements  will not be prevented  or  detected  on  a timely basis.

Our  consideration of the Fund's internal control over  financial reporting  was  for the limited purpose described  in  the  first paragraph and would not necessarily disclose all deficiencies  in
internal   control  that  might  be  material  weaknesses   under
standards  established by the Public Company Accounting Oversight
Board  (United States). However, we noted no deficiencies in  the
Fund's   internal  control  over  financial  reporting  and   its
operation, including controls over safeguarding securities,  that we  consider  to be a material weakness as defined  above  as  of
December 31, 2009.

This  report is intended solely for the information  and  use  of
management   and  the  Board  of  Directors  of   The   Universal
Institutional  Funds,  Inc.,  and  the  Securities  and  Exchange
Commission  and is not intended to be and should not be  used  by anyone other than these specified parties.

                                   Ernst & Young LLP

Boston, Massachusetts
February 19, 2010